LIMITED PARTNERSHIP AGREEMENT OF
                               1290 PARTNERS, L.P.

                        (A Delaware Limited Partnership)


                  THIS AGREEMENT OF LIMITED PARTNERSHIP OF 1290 PARTNERS, L.P. (the "Partnership"), dated as of October 10, 1996 (this "Agreement") is entered into by and between 1290 GP Corp., a Delaware corporation (the "General Partner"), and 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership (the "Limited Partner").

                  WHEREAS, the parties hereto desire to form a Delaware limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware and in accordance with the terms and conditions of the Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. (the "Debtors"), filed under title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Plan"); and

                  WHEREAS, the Limited Partner, the Partnership and Metropolis Realty Trust, Inc., a Maryland corporation (the "REIT") are parties to the Debt Contribution Agreement, dated as of October 10, 1996 ("the Debt Contribution Agreement"), pursuant to which, among other things, the Limited Partner will contribute to the Partnership the Contributed Debt (as hereinafter defined); and

                  WHEREAS, the Limited Partner, the Partnership and 237/1290 Upper Tier Associates, L.P., a Delaware limited partnership (the "Upper Tier Partnership"), are parties to the Property Contribution Agreement, dated as of October 10, 1996 (the "Property Contribution Agreement") pursuant to which, among other things, the Limited Partner will contribute to the Partnership the Property (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the mutual covenants and on the terms and conditions contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Certain terms used in this Agreement shall have the meanings designated below.


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                  (a) "Act" means the Delaware Revised Uniform Limited
Partnership Act, as in effect on the date hereof as it may be amended from time to time hereafter, or any successor law.

                  (b) "Adverse Transaction" means (i) any sale, disposition, transfer or exchange of the Property, (ii) any release, discharge or reduction of non-recourse indebtedness of the Partnership (other than through payment of scheduled amortization, actions taken by a secured lender such as application of insurance proceeds or condemnation awards or the exercise of remedies, or in the case where the released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with clause (B) below), (iii) any distribution of Partnership assets (other than distributions of cash and other distributions by the Partnership in the ordinary course of business), or (iv) any other transaction or agreement to which the Partnership is a party, if as a result of any such transaction or agreement described in (i), (ii), (iii), or
(iv) above, JMB LP as a partner in the Upper Tier Partnership would be required to recognize a material amount of taxable income or gain prior to the Approval Right Termination Date. Adverse Transactions shall specifically exclude (A) Partnership income derived in the ordinary course of the Partnership's business,
(B) non-recourse refinancing of the Property on commercially reasonable terms in an aggregate amount together with any non-recourse financing encumbering 1290 Avenue of the Americas, New York, NY equal to not less than the lesser of $325,000,000 or the amortized balance of the then existing non-recourse financing encumbering the Properties (utilizing an amortization schedule no shorter than twenty (20) years), (C) payment of amortization on non-recourse financing encumbering the Property, provided that the outstanding balance of non-recourse financing encumbering the Properties is not reduced below $325,000,000, in the aggregate, as such amount would be reduced between the date hereof and the Approval Right Termination Date assuming such amount is amortized based on a twenty (20) year amortization schedule and except as otherwise provided in the parenthetical of clause (ii) above (i.e., actions taken by a secured lender such as applications of insurance proceeds or condemnation awards or the exercise of remedies, or in the case where the released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with clause (B) above), (D) the consummation of the transactions described in the Plan (i.e., the property transfers and the issuance of the securities provided therein), (E) a transfer of the Property pursuant to an involuntary foreclosure or similar action arising from a default by the Partnership with respect to its obligations under its indebtedness, and (F) a transfer of the Property pursuant to a consensual foreclosure or similar action (including, without limitation, a deed in lieu of foreclosure) arising from a default by the Partnership with respect to its obligations under its indebtedness provided that, in the case of a consensual foreclosure or deed in lieu of foreclosure by reason of a default under the New Notes (as defined in the Plan), the default is a bona fide default and the foreclosure or deed in lieu of foreclosure is not a collusive transaction between the holders of the New Notes and the General Partner attributable to any commonality of ownership between the beneficial ownership of the New Notes and the General Partner. As used in clause (F) above, the term New Notes shall include refinancings in which there is a commonality of ownership between the holder of such financing and the General Partner similar to that anticipated with respect to the New Notes.


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                  (c) "Approval Right Termination Date" means the earliest of
(i) January 2, 2001, (ii) the date on which the Upper Tier Partnership no longer holds any partnership interest in the Limited Partner as a result of the authorized exercise of the Purchase Right or the Put Right (as defined in the Agreement of Limited Partnership of the Limited Partner) or pursuant to such other transaction which does not constitute an "Adverse Transaction" under the Agreement of Limited Partnership of the Limited Partner, (iii) the date on which the Limited Partner no longer holds a Partnership Interest in the Partnership pursuant to a transaction which does not constitute an "Adverse Transaction" under the Agreement of Limited Partnership of the Limited Partner, (iv) the date on which JMB LP no longer holds any partnership interest in the Upper Tier Partnership, and (v) the Default Date.

                  (d) "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the gross asset value of the Property, as determined by the General Partner in its sole and absolute discretion (except as otherwise provided in this Agreement), which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article III hereof.

                  (e) "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the Office of the Secretary of State of Delaware, as such certificate may be amended and/or restated from time to time.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  (g) "Contributed Debt" means $160,059,084 of the undivided $280,000,000 portion of the principal amount of the Existing Notes (as such term is defined in the Plan) contributed by the REIT to the Limited Partner pursuant to the Debt Contribution Agreement.

                  (h) "Debt Contribution Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                  (i) "Debtors" shall have the meaning set forth in the Recitals to this Agreement.

                  (j) "Default Date" shall have the meaning set forth in the Agreement of Limited Partnership of the Limited Partner dated as of the date hereof.

                  (k) "Distribution" means any distribution pursuant to Articles IV or XI hereof.

                  (l) "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.


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                  (m) "Fiscal Year" means (i) the period commencing on the
Effective Date or any subsequent January 1 and ending on the earlier to occur of
(A) the next December 31 or (B) the date on which all assets of the Partnership are distributed pursuant to Article IX hereof and the Certificate has been cancelled pursuant to the Act.

                  (n) "General Partner" means 1290 GP Corp., a Delaware corporation, in its capacity as General Partner hereunder and all other Persons hereafter being or acting as a general partner of the Partnership, individually and collectively.

                  (o) "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as (1) the General Partner, (2) a stockholder, director, trustee or officer of the Partnership or the General Partner, or (3) a director, trustee or officer of any other Entity, each Person serving in such capacity at the request of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including affiliates of the General Partner to the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

                  (p) "JMB LP" means JMB/NYC Office Building Associates, L.P., an Illinois limited partnership.

                  (q) "Limited Partner" shall have the meaning set forth in the Preamble to this Agreement.

                  (r) "Net Cash Flow" means the excess of all cash receipts of any kind received by the Partnership over the sum of the amounts of (i) Operating Expenses, and (ii) any reserves established by the General Partner.

                  (s) "Operating Expenses" means all cash expenses, costs, debts and disbursements of every kind and nature which the Partnership shall pay or become obligated to pay in connection with the business of the Partnership or the performance of the General Partner's duties and obligations under this Agreement, including, without limitation, debt service, audit and legal expenses and management fees.

                  (t) "Partners" means the General Partner and the Limited Partner, where no distinction is required by the context in which the terms is used herein. "Partner" means any one of the Partners.

                  (u) "Partnership" means 1290 Partners, L.P., a Delaware limited partnership.

                  (v) "Partnership Interest(s)" means that ownership interest of a Partner, expressed as a percentage, in the Partnership's profits and losses, other items of income, gain, losses, deductions, expenses and credits, and distributions of net cash receipts at any particular time, including the right of such Partner to any and all benefits to which a Partner

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may be entitled as provided in this Agreement and under the Act, together with the obligation of such Partner to comply with all the terms and provisions of this Agreement and the Act. The Partnership Interest of each Partner is set forth on Exhibit A.

                  (w) "Person" means any individual, corporation, company, partnership, joint venture, trust, association, unincorporated organization, other entity or group, or any domestic or foreign national, state or municipal or other local government or multi-national body any subdivision, agency, commission or authority thereof.

                  (x) "Plan" shall have the meaning set forth in the Recitals to this Agreement.

                  (y) "Property" means 1290 Avenue of the Americas, New York, New York.

                  (z) "Properties" means the Property and 237 Park Avenue, New York, New York.

                  (aa) "Property Contribution Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                  (ab) "REIT" shall have the meaning set forth in the Recitals to this Agreement.

                  (aa) "Upper Tier Partnership" means 237/1290 Upper Tier Associates, L.P., a Delaware limited partnership.


                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

                  2.1 Formation. The General Partner and the Limited Partner hereby agree to form the Partnership under and pursuant to the Act. Except as expressly provided in this Agreement, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

                  2.2 Certificates The General Partner shall file, record and publish such certificates and other documents as may be necessary and appropriate to comply with the requirements for the organization and operation of a limited partnership under the Act.

                  2.3 Foreign Qualifications. In the event that the business of the Partnership is carried on or conducted in any state other than the State of Delaware, then the parties agree that the Partnership shall be qualified to conduct business in accordance with the laws of each such other state in which business is conducted by the Partnership. The parties agree to execute such other and further documents as may be necessary or appropriate to permit the General Partner to qualify the Partnership, or otherwise to comply with requirements for a limited partnership to conduct business, in each such state. The General Partner shall

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execute and file in the proper offices such certificates as may be required by the Assumed Name Act or similar law in effect in the counties and other governmental jurisdictions in which the Partnership may elect to conduct business.

                  2.4 Name. The name of the Partnership is "1290 Partners, L.P." The business of the Partnership shall be conducted under the name listed above or under such other names as the General Partner deems appropriate. The General Partner, in its sole discretion may, upon five days' prior written notice to the Limited Partner, change the name of the Partnership.

                  2.5 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware and the name and address at the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1029 Orange Street, Wilmington (New Castle County), Delaware 19801. The principal office of the Partnership shall be c/o Victor Capital Group, L.P., 885 Third Avenue -- 12th Floor, New York, New York 10022, Attn: John Klopp, or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  2.6 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is to engage in the following activities: to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the Property; to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; and to engage in such activities as are consistent with the powers described in the proviso in Section 2.7 hereof. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien, and, directly or indirectly, to acquire and construct additional properties necessary or useful in connection with its business.

                  2.7 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.


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                  2.8 Term. The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2099, unless the Partnership is dissolved sooner pursuant to any provision of this Agreement.


                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS


                  3.1 Capital Contributions of the General Partner. The General Partner has made a Capital Contribution of One Dollar ($1) in cash to the Partnership.

                  3.2 Capital Contributions. Pursuant to the Plan, the Debt Contribution Agreement and the Property Contribution Agreement, on the Effective Date (as such term is defined in the Plan), the Limited Partner shall make a Capital Contribution of the Contributed Debt and the Property (subject to the liabilities described in the Property Contribution Agreement) to the Partnership. The Partnership and the Limited Partner hereby agree that the value of the Contributed Debt is $160,059,084 and of the Property is $57,164.

                  3.3  Other Matters Relating to Capital Contributions.

                  A. Except as otherwise provided by the terms of this Agreement, no Partner shall be entitled to withdraw, or to a return of, any part of its Capital Contribution, or to receive property or assets other than cash in return thereof, and the General Partner shall not be liable to the Limited Partner for a return of its Capital Contributions.

                  B. No Partner shall be entitled to priority over any other Partner, either with respect to a return of his Capital Contribution, or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.

                  C. No interest shall be paid on Capital Contributions.

                  D. No Partner shall be obligated to make any further Capital Contribution to the Partnership.

                  3.4 Capital Accounts. A separate capital account shall be established for each Partner on the books of the Partnership on the dates on which such Partner makes its Capital Contributions, as provided herein. Each such capital account will thereafter be maintained on the books of the Partnership. Each Partner's capital account will be increased by that Partner's Capital Contributions, advances and allocation of income and gain and decreased by that Partner's distributions and allocation of losses.



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                                   ARTICLE IV

                         DISTRIBUTIONS OF NET CASH FLOW

                  4.1 Regular Distributions. Subject to Article XI, the General Partner shall cause the Partnership to distribute from time to time as determined by the General Partner, but in any event not less frequently than quarterly, Net Cash Flow. Distributions of Net Cash Flow shall be made to the Partners in accordance with their respective Partnership Interests.

                  4.2 Qualifications of the REIT as a Real Estate Investment Trust. The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article IV to enable the Limited Partner to make sufficient distributions to its general partner, the REIT, to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a real estate investment trust under the Code and Regulations ("REIT Requirements"), and (ii) avoid any federal income or excise tax liability of the General Partner or the REIT, provided, however, the General Partner shall not be bound to comply with this covenant to the extent such distributions would (i) violate applicable Delaware law or (ii) contravene the terms of any notes, mortgages or other types of debt obligations which the Partnership may be subject to in conjunction with borrowed funds.


                                    ARTICLE V

                        ALLOCATIONS OF PROFITS AND LOSSES

                  All items of income, gain, loss or deduction for any Fiscal Year shall be allocated to the Partners in accordance with their respective Partnership Interests.


                                   ARTICLE VI

                  RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

                  6.1  Management.

                  A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and, except as provided in Sections 6.1E and 10.3 and 10.4 hereof, the Limited Partner shall not have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partner with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have, subject to Section 6.1E hereof, full power and authority to do all things deemed necessary or desirable by it to conduct the business of the

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Partnership, to exercise all powers and to effectuate the purposes set forth in
Section 2.6 hereof, including, without limitation:

                           (1) (a) the making of any expenditures, the lending or borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Limited Partner's general partner, the REIT (so long as the REIT qualifies as a real estate investment trust) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders in amounts sufficient to permit the REIT to maintain real estate investment trust status, (b) the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, (c) the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and (d) the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                           (2) subject to the provisions of Article X hereof, the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                           (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity;

                           (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's subsidiaries, the lending of funds to other Persons (including, without limitation, the subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to the Partnership's subsidiaries;


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                           (5)      the management, operation, expansion,
                                    development, construction, leasing,
                                    landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any subsidiary of the Partnership;

                           (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including (i) contracting with property managers, leasing agents, contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents, and (ii) the payment of such related expenses and compensation out of the Partnership's assets;

                           (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                           (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                           (9) the collection and receipt of revenues and income of the Partnership;

                           (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

                           (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                           (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its subsidiaries and any other Person in which it has an equity investment from time to time);


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                           (13)     the control of any matters affecting the
                                    rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                           (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

                           (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

                           (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                           (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such subsidiary or other Person;

                           (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

                           (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;


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                           (20)     the issuance of additional Partnership
                                    Interests, as appropriate, in connection with Capital Contributions by Partners or additional limited partners; and

                           (21) The opening of bank accounts on behalf of, and in the name of, the Partnership and its subsidiaries.

                  B. In connection with such management and subject to any limitations set forth elsewhere in this Agreement, the General Partner:

                  1. Shall maintain or cause to be maintained, at the expense of the Partnership, complete and accurate records of all correspondence, documents or instruments of any nature relating to the Partnership business. Such records, together with such supporting evidence thereof as is in the control and possession of the Partnership or of the General Partner, shall be kept in the principal office of the General Partner or of the Partnership for such periods as the General Partner deems appropriate. The Partners and/or their authorized representatives, shall have the right to inspect and/or copy any or all of the above-described records during normal business hours.

                  2. Shall execute any and all documents or instruments of any kind which the General Partner may reasonably deem appropriate in carrying out the purposes of the Partnership.

                  3. Shall maintain, or cause to have maintained, at the expense of the Partnership, adequate records and accounts of all transactions, operations and expenditures and shall furnish or cause to be furnished the Partners with annual statements of account as of the end of each calendar year.

                  C. The Limited Partner agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Limited Partner (except as provided in Section 6.1E hereof). Notwithstanding any other provision of this Agreement, to the fullest extent permitted under the Act or other applicable law, rule or regulation, the execution, delivery or performance by the General Partner or the Partnership of any agreements authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partner or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  D. Except as provided in Section 6.1E, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it; provided, that if the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner shall, until the Approval Right Termination Date, use commercially reasonable efforts to structure such refinancing in a manner that allows all of the Partnership's non-recourse indebtedness to continue to be included in the tax basis of the

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Limited Partners' Partnership Interests. The General Partner and the Partnership
shall not have liability to the Limited Partner or any partner of the Limited Partner under any circumstances as a result of an income tax liability incurred by the Limited Partner or its partners as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

                  E. Notwithstanding anything to the contrary set forth in this Agreement, until the Approval Right Termination Date, the General Partner shall not, without the prior written consent of the Limited Partner (which may be given or withheld in its sole and absolute discretion), cause or permit (to the extent within the General Partner's reasonable control) any Adverse Transaction to occur, provided however that the General Partner shall be under no obligation to commence litigation or to incur any expense (unless JMB LP shall fund such expense) in order to avoid or prevent an Adverse Transaction from occurring.

                  6.2 Outside Activities of the General Partner. The General Partner shall devote such time and effort to the business of the Partnership as the General Partner shall reasonably deem necessary to promote adequately the interests of the Partnership and the interests of the Partners; however, it is specifically understood and agreed that the General Partner shall not be required to devote full time to the business of the Partnership and that the Partners and their respective stockholders, partners, directors, officers and affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership, and neither the Partnership nor any Partner shall by virtue of this Agreement or otherwise have any right, title or interest in or to such independent ventures.

                  6.3 Employment of Experts or Advisors. The General Partner may employ or retain such counsel, accountants, appraisers or other experts or advisors as the General Partner may reasonably deem appropriate for the purpose of discharging its duties hereunder, and shall be entitled to pay the fees of any such persons from the funds of the Partnership. The General Partner may act, and shall be protected in acting in good faith, on the opinion or advice of, or information obtained from, any such counsel, accountant, appraiser or other expert or advisor, whether retained or employed by the Partnership, the General Partner, or otherwise, in relation to any matter connected with the administration or operation of the business and affairs of the Partnership.

                  6.4  Contracts with Affiliates.

                  A. The Partnership may lend or contribute funds or other assets to its subsidiaries or other entities in which it has an equity investment and such entities may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any subsidiary or any other entity.

                  B. Except as provided in Section 6.1E, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or

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



thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

                  C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, subsidiaries of the Partnership or any affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any subsidiaries of the Partnership.

                  D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a "right of first opportunity" or "right of first offer" arrangement, non-competition agreements and other conflict avoidance agreements with various affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                  6.5 Other Matters Concerning the General Partner. Notwithstanding any other provisions of this Agreement (other than Section 6.1E) or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the REIT to continue to qualify as a REIT; or (ii) to avoid the General Partner or the REIT incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  6.6 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any party dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or party, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such party shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such party to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any party dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every party relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the party executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or

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instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                   ARTICLE VII

                  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

                  7.1 Limitation of Liability. The Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement, or under the Act.

                  7.2 Management of Business. The Limited Partner shall not take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partner under this Agreement.

                  7.3 Outside Activities of Limited Partner. The Limited Partner and any officer, director, partner, employee, agent, trustee, affiliate or shareholder of the Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the Limited Partner. No Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

                  7.4  Rights of Limited Partners Relating to the Partnership

                  A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 7.4B hereof, each Limited Partner shall receive from the Partnership the following:

                           (1) copies of all annual and quarterly reports of the Partnership;

                           (2) a copy of the Partnership's federal, state and local income tax returns for each Partnership Year; and

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



                           (3) a copy of this Agreement and the Certificate and all amendments and/or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed.

                  B. In addition, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand:

                           (1) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

                           (2)      to obtain true and full information
                                    regarding the amount of cash and a
                                    description and statement of any other
                                    property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                  C. Notwithstanding any other provision of this Section 7.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information (other than information partners of the Limited Partner require in order to comply with law, including making proper tax filings) that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.


                                  ARTICLE VIII

                   AMENDMENTS OF LIMITED PARTNERSHIP AGREEMENT

                  This Agreement may be amended only by instrument in writing signed by the General Partner and the Limited Partner.



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



                                   ARTICLE IX

                         LIMITATION ON SUBSTITUTION AND
                        ASSIGNMENT OF A PARTNERS INTEREST

                  9.1  Transfer.

                  A. The term "Transfer," when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Partnership Interest to another Person.

                  B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IX. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void.

                  9.2 Limited Partner Right to Transfer. No Limited Partner shall sell, assign, transfer or convey all or any portion of its Partnership Interest to any person or entity without the prior written consent of the General Partner. No Limited Partner shall pledge, encumber or place a lien on its Partnership Interest without the prior written consent of the General Partner. No successor to any of the Limited Partner's Partnership Interests shall become a substituted limited partner, as that term is used in the Act, without the prior written consent of the General Partner. Any consent from the General Partner required under this Section 9.2 may be granted or withheld by the General Partner in its sole discretion.

                  9.3 Transferred Partnership Interests Subject to This Agreement. Sales, assignments, transfers, conveyances and pledges of Partnership Interests pursuant to this Article IX shall be subject to, and the transferee or pledgee shall acquire the transferred Partnership Interests subject to, all of the terms and provisions of this Agreement.

                  9.4 Insolvency, Dissolution or Bankruptcy of a Limited Partner. The insolvency, dissolution or bankruptcy of a Limited Partner shall not terminate the Partnership. In such event, the trustee, representative, or other successor in interest of such Limited Partner shall have only the rights of an assignee of a Limited Partner which does not become a substituted limited partner under the Act.

                  9.5  Transfers by the General Partner.

                  A. The General Partner may Transfer all or any part of its Partnership Interest or withdraw as General Partner, in its sole discretion and without the consent of any Limited Partners; provided that the General Partner may withdraw as general partner only in connection with a Transfer of its Partnership Interest and immediately following the

                                      -17-
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



admission of a successor General Partner, as general partner, in accordance with this Article IX.

                  B. In the event the General Partner withdraws as general partner in accordance with clause A. above, its general partner interest shall immediately be converted into a limited partner interest and the General Partner shall be entitled to receive distributions from the Partnership and the share of net income, net losses, any other items, gain, loss, deduction and credit that were otherwise attributable to its general partner interest.

                  9.6 Admission of Successor General Partner. A successor to all of the General Partner Interest pursuant to this Section IX who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.


                                    ARTICLE X

               BOOKS, RECORDS, ACCOUNTING, REPORTS AND TAX MATTERS

                  10.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 7.4 and 10.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

                  10.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

                  10.3  Reports.

                  A. As soon as practicable, but in no event later than ninety
(90) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial

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



statements of the Partnership, or of the General Partner or the REIT if such statements are prepared solely on a consolidated basis with the General Partner or the REIT, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by Deloitte & Touche LLP or another nationally recognized firm of independent public accountants selected by the General Partner and, until the Approval Right Termination Date, reasonably acceptable to JMB LP, provided that the failure of JMB LP to approve an independent public accountant shall not be deemed to be unreasonable if such accountant fails to confirm in writing to the Partnership and JMB LP that it will follow the allocations of Partnership non-recourse liabilities as provided herein.

                  B. As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter (except the last calendar quarter of each calendar year), the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the General Partner or the REIT, if such statements are prepared solely on a consolidated basis with the General Partner or the REIT, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                  10.4 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing by the Partnership's accountants of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within sixty (60) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners, the Upper Tier Limited Partnership (as a partner in the Limited Partners) and JMB LP (as a partner in the Upper Tier Limited Partnership) shall be entitled to confer with such accountants concerning all tax matters.

                  10.5  Tax Matters Partner.

                  A. The General Partner shall be the "tax matters partner" of the Partnership (within the meaning of Section 6231(a)(7) of the Code) and shall exercise such position on a reasonable basis and in accordance with Sections 6.1D and 6.1E. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners; provided, that such information is provided to the Partnership by the Limited Partners.

                  B. The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 12.1 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

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



                  C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  10.6 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

                  10.7 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amounts withheld shall be treated as having been distributed to such Limited Partner.

                  10.8 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall elect the "remedial method" of making Section 704(c) allocations pursuant to Regulations Section 1.704-3 with respect to property contributed pursuant to the Property Contribution Agreement and shall not make the election under Section 754 of the Code prior to January 1, 1997, unless otherwise requested by the Limited Partner and in the event of any such request, the General Partner shall comply with the request of the Limited Partner as to the making of Section 704(c) allocations and the making (or revocation) of a Section 754 election. The General Partner shall have the right to seek to revoke any tax election it makes (other than (i) the election to use the remedial method of making the Section 704(c) allocations described in this Section 10.8 or another method of making
Section 704(c) allocations requested by the Limited Partner and (ii) the election under Section 754 of the Code), upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.


                                   ARTICLE XI

                                   DISSOLUTION

                  11.1 Dissolution. The Partnership shall not be dissolved by the admission of substituted Limited Partners or additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. In the event of the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following:

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



                  A. the expiration of its term as provided in Section 2.8 hereof;

                  B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after such event of withdrawal all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner, provided that a withdrawal of the General Partner in connection with a Transfer of its Partnership Interest shall be governed by the provisions of Section 9.5A hereof;

                  C. (i) prior to the Approval Right Termination Date, an election to dissolve the Partnership made by the General Partner, with the consent of the Limited Partner (which may be given or withheld in its sole and absolute discretion), (ii) after the Approval Right Termination Date, an election to dissolve the Partnership made by the General Partner, without the consent of the Limited Partner;

                  D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                  E. the sale of all or substantially all of the assets and properties of the Partnership.

                  11.2 Liquidation. In the event of dissolution of the Partnership pursuant to Section 11.1 where the business of the Partnership is not reconstituted, liquidation shall occur. The General Partner shall supervise the liquidation of the Partnership unless a wrongful act of the General Partner dissolved the Partnership or the Limited Partner elects another Partner to do so. In the event of any liquidation of the Partnership under this Agreement or the Act, except as otherwise provided herein, the proceeds of liquidating the Partnership shall be applied and distributed in the following order of priority (each item to be satisfied in full in the order listed below before any of such proceeds are allocated to the subsequent item):

                  (a) First, to creditors, including Partners who are creditors (to the extent not otherwise prohibited by law), in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment therefor), other than liabilities for which reasonable provision for payment has been made and liabilities for interim distributions to Partners and distributions to Partners on withdrawal; then

                  (b) Second, to the setting up of any reserves which the supervising Partner (or, if applicable, the liquidating trustee) determines to be reasonably necessary for any contingent liabilities of the Partnership or of any Partner arising out of, or in connection with, a Partnership liability; then

                  (c) Finally, the balance, if any, to the Partners in accordance with Article IV hereof.

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



                  The General Partner shall not receive any compensation for any services performed pursuant to this Article XI.

                  11.3 Rights of the Limited Partner. Except as otherwise provided in this Agreement, the Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

                  11.4 No Obligation to Contribute Deficit. If any Partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.


                                   ARTICLE XII

                                 INDEMNIFICATION

                  12.1 To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Article XII in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Article XII shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Article XII.

                  12.2 Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

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



                  12.3 The indemnification provided by this Article XII shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

                  12.4 The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  12.5 In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  12.6 An Indemnitee shall not be denied indemnification in whole or in part under this Article XII because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  12.7 The provisions of this Article XII are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Article XII or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Article XII, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  13.1 Notices. Notices hereunder shall be in writing and shall be deemed to be delivered upon actual receipt or 72 hours following deposit in a regularly maintained receptacle for the United States mail, registered or certified mail, return receipt requested, with postage prepaid, and addressed to the address of the addressee shown below, or to such other address of which any party shall notify the other parties hereto, in accordance with the terms hereof.

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



                  If to the General Partner:

                                    1290 GP Corp.
                                    c/o Victor Capital Group, L.P.
                                    885 Third Avenue -- 12th Floor
                                    New York, New York 10022
                                    Attn:  John Klopp

                  If to the Limited Partner:

                                    237/1290 Lower Tier Associates, L.P.
                                    c/o Victor Capital Group, L.P.
                                    885 Third Avenue -- 12th Floor
                                    New York, New York 10022
                                    Attn:  John Klopp

                  with a copy to:

                                    JMB/NYC Office Building Associates, L.P.
                                    900 North Michigan Avenue
                                    Suite 1900
                                    Chicago, Illinois 60611
                                    Attn:  Mr. Stuart C. Nathan

                  13.2 Counterparts. This Agreement may be executed in multiple counterparts, each to constitute an original, but all in the aggregate to constitute one agreement as executed. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

                  13.3 Nature of Partnership Interest. The interest of each Partner in this Partnership is personal property.

                  13.4 Insolvency Proceedings. No bankruptcy or insolvency filing or proceeding in respect of the Partnership shall be made or commenced without the consent of the General Partner, and the Partnership shall not acquiesce, petition or otherwise invoke or cause any other person and/or entity to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against the Partnership under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Partnership or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Partnership, if such action has not been consented to by the General Partner.

                  13.5 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and
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C/M:  11764.0004 397409.3

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in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  13.6 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  13.7 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  13.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  13.9 Creditors. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  13.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  13.11 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  13.12 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  13.13 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.




                                      -25-
C/M:  11764.0004 397409.3

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                  IN WITNESS WHEREOF, this Agreement is executed by the General
Partner and the Limited Partner as of the date first above written.

                               1290 PARTNERS, L.P., a Delaware
                               limited partnership

                               By:  1290 GP CORP., its general partner


                                    By:  /s/ Lee S. Neibart
                                          Name:  Lee S. Neibart
                                          Title:  President

                               237/1290 LOWER TIER ASSOCIATES, L.P.

                               By:  Metropolis Realty Trust, Inc.,
                                    its General Partner


                                    By:  /s/ Lee S. Neibart
                                          Name:  Lee S. Neibart
                                          Title:  President



                       [The remaining portion of this page
                          is intentionally left blank]

                                      -26-
C/M:  11764.0004 397409.3

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                                    Exhibit A

                  Entity                              Partnership Interest

1290 GP Corp.                                                   1%

237/1290 Lower Tier Associates, L.P.                            99%


C/M:  11764.0004 397409.3

                                TABLE OF CONTENTS

                                                                      Page

ARTICLE I

DEFINITIONS...........................................................  1

ARTICLE II

ORGANIZATIONAL MATTERS................................................  5
    2.1  Formation  ..................................................  5
    2.2  Certificates.................................................  5
    2.3  Foreign Qualifications.......................................  5
    2.4  Name       ..................................................  6
    2.5  Registered Office and Agent; Principal Office................  6
    2.6  Purpose and Business.........................................  6
    2.7  Powers     ..................................................  6
    2.8  Term       ..................................................  7

ARTICLE III

CAPITAL CONTRIBUTIONS.................................................  7
    3.1  Capital Contributions of the General Partner.................  7
    3.2  Capital Contributions........................................  7
    3.3  Other Matters Relating to Capital Contributions..............  7
    3.4  Capital Accounts.............................................  7

ARTICLE IV

DISTRIBUTIONS OF NET CASH FLOW........................................  8
    4.1  Regular Distributions........................................  8
    4.2  Qualifications of the REIT as a Real Estate Investment Trust.  8

ARTICLE V

ALLOCATIONS OF PROFITS AND LOSSES.....................................  8
    6.1  Management ..................................................  8
    6.2  Outside Activities of the General Partner.................... 13
    6.3  Employment of Experts or Advisors............................ 13
    6.4  Contracts with Affiliates.................................... 13
    6.5  Other Matters Concerning the General Partner................. 14
    6.6  Reliance by Third Parties.................................... 14

ARTICLE VII


                                       -i-
C/M:  11764.0004 397409.3

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                                                                      Page


RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER......................... 15
    7.1  Limitation of Liability...................................... 15
    7.2  Management of Business....................................... 15
    7.3  Outside Activities of Limited Partner........................ 15
    7.4  Rights of Limited Partners Relating to the Partnership....... 15

ARTICLE VIII

AMENDMENTS OF LIMITED PARTNERSHIP AGREEMENT........................... 16

ARTICLE IX

LIMITATION ON SUBSTITUTION AND
ASSIGNMENT OF A PARTNERS INTEREST..................................... 17
    9.1  Transfer   .................................................. 17
    9.2  Limited Partner Right to Transfer............................ 17
    9.3  Transferred Partnership Interests Subject to This Agreement.. 17
    9.4  Insolvency, Dissolution or Bankruptcy of a Limited Partner... 17
    9.5  Transfers by the General Partner............................. 17
    9.6  Admission of Successor General Partner....................... 18

ARTICLE X

BOOKS, RECORDS, ACCOUNTING, REPORTS AND TAX MATTERS................... 18
    10.1  Records and Accounting...................................... 18
    10.2  Fiscal Year................................................. 18
    10.3  Reports   .................................................. 18
    10.4  Preparation of Tax Returns.................................. 19
    10.5  Tax Matters Partner......................................... 19
    10.6  Organizational Expenses..................................... 20
    10.7  Withholding................................................. 20

ARTICLE XI

DISSOLUTION........................................................... 20
    11.1  Dissolution................................................. 20
    11.2  Liquidation................................................. 21
    11.3  Rights of the Limited Partner............................... 22
    11.4  No Obligation to Contribute Deficit......................... 22

ARTICLE XII

INDEMNIFICATION....................................................... 22

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                                                                      Page



ARTICLE XIII

MISCELLANEOUS PROVISIONS.............................................. 23
    13.1  Notices   .................................................. 23
    13.2  Counterparts................................................ 24
    13.3  Nature of Partnership Interest.............................. 24
    13.4  Insolvency Proceedings...................................... 24
    13.5  Titles and Captions......................................... 24
    13.6  Pronouns and Plurals........................................ 25
    13.7  Further Action.............................................. 25
    13.8  Binding Effect.............................................. 25
    13.9  Creditors .................................................. 25
    13.10  Waiver   .................................................. 25
    13.11  Applicable Law............................................. 25
    13.12  Invalidity of Provisions................................... 25
    13.13  Entire Agreement........................................... 25


                                      -iii-
C/M:  11764.0004 397409.3

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                               1290 PARTNERS, L.P.

                                 by and between


                                 1290 GP CORP.,

                               as General Partner

                                       AND

                      237/1290 LOWER TIER ASSOCIATES, L.P.,

                               as Limited Partner























                            Dated: October 10, 1996


C/M:  11764.0004 397409.3